Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Rudy E. Schupp

Chief Executive Officer

(561) 616-3029

John Marino

President and Chief Financial Officer

(561) 616-3046

1st United Bancorp, Inc. to Acquire Enterprise Bank

Boca Raton, Fla. — March 22, 2013—1st United Bancorp, Inc. (“Bancorp”) (NASDAQ Global Select: FUBC) and Enterprise Bancorp, Inc. (“EBI”) announce the signing of a definitive agreement (the “Agreement”) under which Bancorp and 1st United Bank (“1st United”), the wholly-owned subsidiary of Bancorp, will acquire EBI and its wholly owned subsidiary Enterprise Bank of Florida (“Enterprise Bank”) for approximately $45 million total consideration. In accordance with the Agreement, the total consideration of approximately $45 million will be paid in $6 million in cash, $24 million consisting of all Enterprise Bank non-performing assets and certain other classified Enterprise Bank loans, and $15 million in impaired and below investment grade investments of Enterprise Bank. In accordance with the Agreement, the value of the non-cash consideration will be based on the carrying value of the assets prior to the closing. The transaction, unanimously approved by the board of directors of both companies, expands 1st United’s existing franchise in the northern Palm Beach County market place.

Established in 1990 and headquartered in North Palm Beach, Florida, Enterprise Bank operates three banking centers (North Palm Beach, Jupiter, and Palm Beach Gardens). EBI has approximately $233.4 million in total assets, $170.3 in net loans, $171.4 million in total deposits, and $38 million in total shareholder equity at December 31, 2012. Enterprise Bank gives 1st United continued expansion within the attractive Southeast Florida marketplace, providing opportunities for new loan and deposit growth. Upon completion of the acquisition, Bancorp will have approximately $1.75 billion in assets, $1.45 billion in total deposits and 25 full service banking offices.

Rudy Schupp, Bancorp’s Chief Executive Officer, said, “Enterprise Bank has been a well-known bank where Hugh Jacobs, CEO, the lending and branch teams have done a terrific job in serving their communities. We are pleased about the opportunities this transaction offers and look forward to continuing to serve and grow our combined customer base. We believe this acquisition allows us to leverage our strong capital base and excess liquidity, giving rise to earnings accretion consistent with our business strategy. We are also excited about adding the Enterprise Bank staff, which includes seasoned lending professionals, to the 1st United team.”

Warren Orlando, Bancorp’s Chairman, said, “We are very excited about the opportunities this transaction offers and look forward to continuing to serve and grow our customer base. Enterprise Bank’s focus on quality customer service fits with 1st United’s philosophy.”

John Marino, Bancorp’s President and Chief Financial Officer, stated that Bancorp currently estimates goodwill from the transaction of approximately $9 million, with an earn back currently estimated at approximately three years. Bancorp’s capital, liquidity and balance sheet will remain strong immediately after this merger.

Hugh Jacobs, Enterprise Bank’s Chief Executive Officer said, “We’re excited about this potential combination with 1st United and expect it will enhance the level of service we’re able to provide to our customers. Like us, 1st United has a solid focus on getting to know their customers and serving their customers’ individual financial needs. We’re glad that our customers will continue to have such personalized service.”

Bancorp expects the merger to be immediately accretive to earnings per share after the integration of the companies and expects to continue to have strong capital ratios available for further growth. The merger is expected to be completed during the second half of 2013, after satisfaction of customary closing conditions, including regulatory approval and the approval by EBI shareholders.

About 1st United Bancorp, Inc.

Bancorp is a financial holding company headquartered in Boca Raton, Florida with executive offices and operations located in West Palm Beach, Florida. Bancorp’s principal subsidiary, 1st United Bank, is a Florida chartered commercial bank, which now operates 22 branches, with 15 in Southeast Florida, including Brevard, Broward, Indian River, Miami-Dade, and Palm Beach Counties, and 7 branches in Central Florida including Hillsborough, Orange, Pasco and Pinellas Counties. Bancorp’s principal executive office and mailing address is One North Federal Highway, Boca Raton, FL 33432 and its telephone number is (561) 362-3431. Bancorp’s stock is listed on the NASDAQ Global Select Market under the symbol “FUBC”.

About Enterprise Bank

Enterprise Bank, headquartered in North Palm Beach, Florida, is a state chartered commercial bank. The bank offers a variety of banking and financial services to small and middle-market businesses and individuals through its community focused approach. Enterprise Bank’s principal executive office and mailing address is 11811 US Highway One, North Palm Beach, FL 33408 and its telephone number is (561) 624-4400.

Forward Looking Statements

Any non-historical statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current plans and expectations that are subject to uncertainties and risks, which could cause Bancorp’s future results to differ materially. The following factors, among others, could cause our actual results to differ: the satisfaction of closing conditions for the acquisition, including receipt of regulatory approvals for the transaction; receipt of approval by the shareholders of Enterprise Bank for the transaction, and the possibility that the transaction will not be completed, or if completed, will not be completed on a timely basis; the accuracy of our estimates in the financial impact of the merger; disruption to the parties’ business as a result of the announcement and pendency of the transaction; our ability to comply with the terms of loss sharing agreements with the FDIC; legislative and regulatory changes, including the Dodd-Frank Wall Street Reform, Consumer Protection Act and Basel III, the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the accuracy of our financial statement estimates and assumptions, including the estimate of our loan loss provision and the FDIC receivable; our ability to integrate the business and operations of companies and banks that we have acquired, and those that we may acquire in the future; the failure to achieve expected gains, revenue growth, and/or expense savings from future acquisitions; the frequency and magnitude of foreclosure of our loans; the reduction in FDIC insurance on certain non-interest bearing accounts due to the expiration of the Transaction Account Guarantee program; increased competition and its effect on pricing including the impact on our net interest margin from repeal of Regulation Q; our customers’ willingness to make timely payments on their loans; the effects of the health and soundness of other financial institutions, including the FDIC’s need to increase Deposit Insurance Fund assessments; changes in securities and real estate markets; changes in monetary and fiscal policies of the U.S. Government; inflation, interest rate, market, and monetary fluctuations; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; our need and our ability to incur additional debt or equity financing; the effects of harsh weather conditions, including hurricanes, and man-made disasters; our ability to comply with the extensive laws and regulations to which we are subject; the willingness of clients to accept third-party products and services rather than our products and services and vice versa; technological changes; negative publicity and the impact on our reputation; the effects of security breaches and computer viruses that may affect our computer systems; changes in consumer spending and saving habits; changes in accounting principles, policies, practices or guidelines; limited trading activity of our common stock; the concentration of ownership of our common stock; our ability to retain key members of management; anti-takeover provisions under federal and state law as well as our Articles of Incorporation and our Bylaws; other risks described from time to time in our filings with the Securities and Exchange Commission; and our ability to manage the risks involved in the foregoing. These factors, as well as additional factors, can be found in our periodic and other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov). Actual results may differ materially from projections and could be affected by a variety of factors, including factors beyond our control. Forward-looking statements in this press release speak only as of the date of the press release, and Bancorp assumes no obligation to update forward-looking statements or the reasons why actual results could differ.